Exhibit 99.1

INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR 2018
DALLAS - January 23, 2019 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the fourth quarter and full year of 2018.
“We are pleased with our 2018 operating results, highlights of which include record earnings increasing 53% year over year, continued loan growth and improvements in operating leverage," said Keith Cargill, President and CEO. "We are committed to being proactive in regard to both credit quality and ensuring that our balance sheet is well positioned ahead of an eventual economic slowdown. We are confident in the continued success of our strategic initiatives for 2019, which include diversifying our funding profile and growing risk-appropriate earnings, as well as developing our talent and leveraging our people with improved technology to deliver premier client experience."

•
Loans held for investment ("LHI"), excluding mortgage finance, increased 1% on a linked quarter basis (increasing 2% on an average basis) and 9% from the fourth quarter of 2017 (increasing 11% on an average basis).

•
Total mortgage finance loans, including mortgage correspondent aggregation ("MCA") loans held for sale ("LHS"), increased 10% on a linked quarter basis (increasing 2% on an average basis) and increased 24% from the fourth quarter of 2017 (increasing 14% on an average basis).

•
Demand deposits increased 4% and total deposits increased 1% on a linked quarter basis (decreased 6% and increased 1%, respectively, on an average basis), and decreased 6% and increased 8%, respectively, from the fourth quarter of 2017 (decreased 18% and increased 2%, respectively on an average basis).

•	Net income decreased 16% on a linked quarter basis, reflecting an increased provision for credit losses, and increased 61% from the fourth quarter of 2017.

•	EPS decreased 16% on a linked quarter basis, reflecting an increased provision for credit losses, and increased 64% from the fourth quarter of 2017.
FINANCIAL SUMMARY
(dollars and shares in thousands)

	2018	2017	% Change
ANNUAL OPERATING RESULTS
Net income	$300,824	$197,063	53%
Net income available to common stockholders	$291,074	$187,313	55%
Diluted EPS	$5.79	$3.73	55%
Diluted shares	50,273	50,260	—%
ROA	1.19%	0.87%
ROE	13.14%	9.51%
QUARTERLY OPERATING RESULTS
Net income	$71,891	$44,742	61%
Net income available to common stockholders	$69,454	$42,305	64%
Diluted EPS	$1.38	$0.84	64%
Diluted shares	50,333	50,312	—%
ROA	1.09%	0.71%
ROE	11.82%	8.18%
BALANCE SHEET
LHS	$1,969,474	$1,011,004	95%
LHI, mortgage finance	5,877,524	5,308,160	11%
LHI	16,690,550	15,366,252	9%
Total LHI	22,568,074	20,674,412	9%
Total loans	24,537,548	21,688,725	13%
Total assets	28,257,767	25,075,645	13%
Demand deposits	7,317,161	7,812,660	(6)%
Total deposits	20,606,113	19,123,180	8%
Stockholders’ equity	2,500,394	2,202,721	14%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $300.8 million and net income available to common stockholders of $291.1 million for the year ended December 31, 2018, compared to net income of $197.1 million and net income available to common stockholders of $187.3 million for the year ended December 31, 2017. For the fourth quarter of 2018, net income was $71.9 million and net income available to common stockholders was $69.5 million, compared to net income of $44.7 million and net income available to common stockholders of $42.3 million for the same period in 2017. On a fully diluted basis, earnings per common share were $5.79 for the year ended December 31, 2018 compared to $3.73 for the same period in 2017. Diluted earnings per common share were $1.38 for the quarter ended December 31, 2018 compared to $0.84 for the same period of 2017. The increase reflects a $27.1 million increase in net income primarily driven by an increase in net interest income for the fourth quarter of 2018 compared to the fourth quarter of 2017, as well as a decrease in income tax rates as a result of the Tax Cuts and Jobs Act which became effective on January 1, 2018 (the "Tax Act"), offset by an increase in the provision for credit losses. Results for the fourth quarter of 2017 were negatively impacted by a $17.6 million ($0.35 per share) write-off of our deferred tax asset as a result of the Tax Act.

Return on common equity ("ROE") was 13.14 percent and return on average assets ("ROA") was 1.19 percent for the year ended December 31, 2018, compared to 9.51 percent and 0.87 percent, respectively, for the year ended December 31, 2017. ROE was 11.82 percent and ROA was 1.09 percent for the fourth quarter of 2018, compared to 14.68 percent and 1.31 percent, respectively, for the third quarter of 2018 and 8.18 percent and 0.71 percent, respectively, for the fourth quarter of 2017. The linked quarter decreases in ROE and ROA for the fourth quarter of 2018 resulted primarily from the increase in the provision for credit losses.

Net interest income was $240.7 million for the fourth quarter of 2018, compared to $232.2 million for the third quarter of 2018 and $210.6 million for the fourth quarter of 2017. The linked quarter and year-over-year increases in net interest income are due primarily to increases in loan yields and growth in total loans. Net interest margin for the fourth quarter of 2018 was 3.78 percent, an increase of 8 basis points from the third quarter of 2018 and an increase of 31 basis points from the fourth quarter of 2017. LHI, excluding mortgage finance, yields were up 24 basis points from the third quarter of 2018, and were up 83 basis points compared to the fourth quarter of 2017. Mortgage finance, excluding MCA, yields for the fourth quarter of 2018 increased 10 basis points compared to the third quarter of 2018 and increased 26 basis points compared to the fourth quarter of 2017. Total cost of deposits for the fourth quarter of 2018 increased 18 basis points to 1.17 percent compared to 0.99 percent for the third quarter of 2018, and increased 64 basis points from 0.53 percent for the fourth quarter of 2017.

Average LHI, excluding mortgage finance loans, for the year ended December 31, 2018 were $16.1 billion, an increase of $2.0 billion, or 14 percent, from 2017. Average LHI, excluding mortgage finance loans, for the fourth quarter of 2018 were $16.6 billion, an increase of $311.9 million, or 2 percent, from the third quarter of 2018 and an increase of $1.6 billion, or 11 percent, from the fourth quarter of 2017. Average total mortgage finance loans, including MCA loans, for the fourth quarter of 2018 were $7.1 billion, an increase of $167.6 million, or 2 percent, from the third quarter of 2018 and an increase of $849.7 million, or 14 percent, from the fourth quarter of 2017.

Average total deposits for the year ended December 31, 2018 were $20.2 billion, an increase of $1.8 billion, or 10 percent, from 2017. Average demand deposits for the year ended December 31, 2018 were $7.9 billion, a decrease of $430.3 million, or 5 percent, from 2017. Average total deposits for the fourth quarter of 2018 increased $143.3 million from the third quarter of 2018 and increased $444.1 million from the fourth quarter of 2017. Average demand deposits for the fourth quarter of 2018 decreased $478.1 million, or 6 percent, to $7.5 billion from $7.9 billion from the third quarter of 2018, and decreased $1.6 billion, or 18 percent, from the fourth quarter of 2017 as a result of the rising interest rate environment and the shift to interest-bearing deposits.

We recorded a $35.0 million provision for credit losses for the fourth quarter of 2018 compared to $13.0 million for the third quarter of 2018 and $2.0 million for the fourth quarter of 2017. The provision for the fourth quarter of 2018 was driven by the consistent application of our methodology. The linked quarter increase resulted from an increase in charge-offs primarily related to several commercial loans, all of which were identified as non-accrual as of September 30, 2018, as well as an increase in total criticized loans. The total allowance for credit losses at December 31, 2018 increased to 1.22 percent of LHI, excluding mortgage finance loans, compared to 1.21 percent at September 30, 2018 and decreased from 1.26 percent at December 31, 2017. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.

We experienced a decrease in non-performing assets ("NPAs") in the fourth quarter of 2018 compared to the third quarter of 2018 and fourth quarter of 2017, decreasing the ratio of total NPAs to total LHI plus other real estate owned ("OREO") to 0.36 percent compared to 0.49 percent for the third quarter of 2018 and 0.55 percent for the fourth quarter of 2017. Net charge-offs for the fourth quarter of 2018 were $32.6 million compared to $2.0 million for the third quarter of 2018 and $964,000 for the fourth quarter of 2017. The increase in charge-offs was primarily related to several commercial loans, all of which were identified as non-accrual as of September 30, 2018. For the fourth quarter of 2018, net charge-offs were 0.60 percent of average total LHI, compared to 0.04 percent for the third quarter of 2018 and 0.02 percent for the same period in 2017. At December 31, 2018, total OREO was $79,000 compared to $79,000 at September 30, 2018 and $11.7 million at December 31, 2017.

Non-interest income decreased $4.1 million, or 21 percent, during the fourth quarter of 2018 compared to the same period of 2017, and decreased $10.2 million, or 40 percent, compared to the third quarter of 2018. The linked quarter decrease is primarily related to decreases in the gain on sale of loans held for sale and servicing income. The year-over-year decrease primarily related to decreases in the gain on sale of loans and servicing income, offset by an increase in other non-interest income.

Non-interest expense for the fourth quarter of 2018 decreased $6.3 million, or 5 percent, compared to the third quarter of 2018, and decreased $3.3 million, or 2 percent, compared to the fourth quarter of 2017. The linked quarter decrease in non-interest expense was primarily related to decreases in salaries and employee benefits, FDIC insurance assessment and servicing related expenses, offset by increases in legal and professional expenses, communications and technology expenses and allowance and other carrying costs for OREO expenses. The year-over-year decrease was primarily due to decreases in allowance and other carrying costs for OREO, servicing related expenses and FDIC insurance assessment, offset by increases in legal and professional, communications and technology and marketing expenses.

Stockholders’ equity increased by 14 percent from $2.2 billion at December 31, 2017 to $2.5 billion at December 31, 2018, primarily due to the retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines. At December 31, 2018, our ratio of tangible common equity to total tangible assets was 8.3% percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, the financial impact of the Tax Cuts and Jobs Act on our results of operations, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2018	2018	2018	2018	2017
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$321,718	$301,754	$286,852	$253,869	$249,519
Interest expense	81,045	69,579	55,140	43,569	38,870
Net interest income	240,673	232,175	231,712	210,300	210,649
Provision for credit losses	35,000	13,000	27,000	12,000	2,000
Net interest income after provision for credit losses	205,673	219,175	204,712	198,300	208,649
Non-interest income	15,280	25,518	17,279	19,947	19,374
Non-interest expense	129,862	136,143	132,131	126,960	133,138
Income before income taxes	91,091	108,550	89,860	91,287	94,885
Income tax expense	19,200	22,998	18,424	19,342	50,143
Net income	71,891	85,552	71,436	71,945	44,742
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common stockholders	$69,454	$83,114	$68,999	$69,507	$42,305

Diluted EPS	$1.38	$1.65	$1.38	$1.38	$0.84
Diluted shares	50,333,412	50,381,349	50,096,015	50,353,497	50,311,962
CONSOLIDATED BALANCE SHEET DATA
Total assets	$28,257,767	$27,127,107	$27,781,910	$24,449,147	$25,075,645
LHI	16,690,550	16,569,538	16,536,721	15,741,772	15,366,252
LHI, mortgage finance	5,877,524	5,477,787	5,923,058	4,689,938	5,308,160
LHS	1,969,474	1,651,930	1,276,768	1,088,565	1,011,004
Liquidity assets(1)	2,865,874	2,615,570	3,288,107	2,296,673	2,727,581
Investment securities	120,216	117,389	24,408	24,929	23,511
Demand deposits	7,317,161	7,031,460	7,648,125	7,413,340	7,812,660
Total deposits	20,606,113	20,385,637	20,334,871	18,764,533	19,123,180
Other borrowings	4,541,174	3,686,818	4,520,849	2,835,540	3,165,040
Subordinated notes	281,767	281,677	281,586	281,496	281,406
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,500,394	2,426,442	2,343,530	2,273,429	2,202,721

End of period shares outstanding	50,200,710	50,177,260	50,151,064	49,669,774	49,643,344
Book value	$46.82	$45.37	$43.74	$42.75	$41.35
Tangible book value(2)	$46.45	$45.00	$43.36	$42.37	$40.97
SELECTED FINANCIAL RATIOS
Net interest margin	3.78%	3.70%	3.93%	3.71%	3.47%
Return on average assets	1.09%	1.31%	1.16%	1.22%	0.71%
Return on average common equity	11.82%	14.68%	12.72%	13.39%	8.18%
Non-interest income to average earning assets	0.24%	0.40%	0.29%	0.35%	0.32%
Efficiency ratio(3)	50.7%	52.8%	53.1%	55.1%	57.9%
Non-interest expense to average earning assets	2.03%	2.15%	2.23%	2.23%	2.17%
Tangible common equity to total tangible assets(4)	8.3%	8.3%	7.8%	8.6%	8.1%
Common Equity Tier 1	8.6%	8.6%	8.3%	8.8%	8.5%
Tier 1 capital	9.5%	9.6%	9.3%	9.9%	9.5%
Total capital	11.3%	11.5%	11.1%	11.9%	11.5%
Leverage	9.9%	9.7%	9.9%	9.9%	9.2%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2018	December 31, 2017	% Change
Assets
Cash and due from banks	$214,191	$178,010	20%
Interest-bearing deposits	2,815,684	2,697,581	4%
Federal funds sold and securities purchased under resale agreements	50,190	30,000	67%
Securities, available-for-sale	120,216	23,511	411%
LHS ($1,969.2 million and $1,007.7 million at December 2018 and 2017, respectively, at fair value)	1,969,474	1,011,004	95%
LHI, mortgage finance	5,877,524	5,308,160	11%
LHI (net of unearned income)	16,690,550	15,366,252	9%
Less: Allowance for loan losses	191,522	184,655	4%
LHI, net	22,376,552	20,489,757	9%
Mortgage servicing rights, net	42,474	85,327	(50)%
Premises and equipment, net	23,802	25,176	(5)%
Accrued interest receivable and other assets	626,614	516,239	21%
Goodwill and intangibles, net	18,570	19,040	(2)%
Total assets	$28,257,767	$25,075,645	13%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$7,317,161	$7,812,660	(6)%
Interest bearing	13,288,952	11,310,520	17%
Total deposits	20,606,113	19,123,180	8%

Accrued interest payable	20,675	7,680	169%
Other liabilities	194,238	182,212	7%
Federal funds purchased and repurchase agreements	641,174	365,040	76%
Other borrowings	3,900,000	2,800,000	39%
Subordinated notes, net	281,767	281,406	—%
Trust preferred subordinated debentures	113,406	113,406	—%
Total liabilities	25,757,373	22,872,924	13%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at December 31, 2018 and 2017	150,000	150,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,201,127 and 49,643,761 at December 31, 2018 and 2017, respectively	502	496	1%
Additional paid-in capital	967,890	961,305	1%
Retained earnings	1,381,492	1,090,500	27%
Treasury stock (shares at cost: 417 at December 31, 2018 and 2017)	(8)	(8)	—%
Accumulated other comprehensive income, net of taxes	518	428	21%
Total stockholders’ equity	2,500,394	2,202,721	14%
Total liabilities and stockholders’ equity	$28,257,767	$25,075,645	13%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Interest income
Interest and fees on loans	$310,470	$238,906	$1,124,970	$846,292
Investment securities	1,274	213	2,834	1,066
Federal funds sold and securities purchased under resale agreements	984	936	3,792	2,542
Interest-bearing deposits in other banks	8,990	9,464	32,597	29,399
Total interest income	321,718	249,519	1,164,193	879,299
Interest expense
Deposits	61,773	27,625	185,116	79,886
Federal funds purchased	2,097	723	6,531	2,592
Other borrowings	11,726	5,380	36,207	15,137
Subordinated notes	4,191	4,191	16,764	16,764
Trust preferred subordinated debentures	1,258	951	4,715	3,592
Total interest expense	81,045	38,870	249,333	117,971
Net interest income	240,673	210,649	914,860	761,328
Provision for credit losses	35,000	2,000	87,000	44,000
Net interest income after provision for credit losses	205,673	208,649	827,860	717,328
Non-interest income
Service charges on deposit accounts	3,168	3,109	12,787	12,432
Wealth management and trust fee income	2,152	1,767	8,148	6,153
Brokered loan fees	5,408	5,692	22,532	23,331
Servicing income	2,861	5,270	18,307	15,657
Swap fees	1,356	586	5,625	3,990
Gain/(Loss) on sale of LHS	(8,087)	(1,055)	(15,934)	(2,387)
Other	8,422	4,005	26,559	15,080
Total non-interest income	15,280	19,374	78,024	74,256
Non-interest expense
Salaries and employee benefits	69,500	70,192	291,768	264,231
Net occupancy expense	7,390	6,749	30,342	25,811
Marketing	10,208	8,438	39,335	26,787
Legal and professional	13,042	8,756	42,990	29,731
Communications and technology	8,845	6,590	30,056	31,004
FDIC insurance assessment	5,423	6,710	24,307	23,510
Servicing related expenses	2,555	7,177	14,934	15,506
Allowance and other carrying costs for OREO	7	6,122	474	6,437
Other	12,892	12,404	50,890	42,859
Total non-interest expense	129,862	133,138	525,096	465,876
Income before income taxes	91,091	94,885	380,788	325,708
Income tax expense	19,200	50,143	79,964	128,645
Net income	71,891	44,742	300,824	197,063
Preferred stock dividends	2,437	2,437	9,750	9,750
Net income available to common stockholders	$69,454	$42,305	$291,074	$187,313

Basic earnings per common share	$1.38	$0.85	$5.83	$3.78
Diluted earnings per common share	$1.38	$0.84	$5.79	$3.73

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2018	2018	2018	2018	2017
Allowance for loan losses:
Beginning balance	$190,306	$179,096	$190,898	$184,655	$182,929
Loans charged-off:
Commercial	34,419	1,301	38,305	5,667	1,999
Real estate	—	—	—	—	—
Construction	—	—	—	—	—
Consumer	—	767	—	—	—
Leases	—	319	—	—	—
Total charge-offs	34,419	2,387	38,305	5,667	1,999
Recoveries:
Commercial	1,399	389	320	360	1,019
Real estate	26	11	8	24	1
Construction	—	—	—	—	—
Consumer	360	10	9	59	14
Leases	1	12	1	19	1
Total recoveries	1,786	422	338	462	1,035
Net charge-offs	32,633	1,965	37,967	5,205	964
Provision for loan losses	33,849	13,175	26,165	11,448	2,690
Ending balance	$191,522	$190,306	$179,096	$190,898	$184,655

Allowance for off-balance sheet credit losses:
Beginning balance	$10,283	$10,458	$9,623	$9,071	$9,761
Provision for off-balance sheet credit losses	1,151	(175)	835	552	(690)
Ending balance	$11,434	$10,283	$10,458	$9,623	$9,071

Total allowance for credit losses	$202,956	$200,589	$189,554	$200,521	$193,726

Total provision for credit losses	$35,000	$13,000	$27,000	$12,000	$2,000

Allowance for loan losses to LHI	0.85%	0.86%	0.80%	0.93%	0.89%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.15%	1.15%	1.08%	1.21%	1.20%
Allowance for loan losses to average LHI	0.88%	0.87%	0.86%	0.98%	0.92%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.15%	1.17%	1.13%	1.24%	1.23%
Net charge-offs to average LHI(1)	0.60%	0.04%	0.73%	0.11%	0.02%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.78%	0.05%	0.96%	0.14%	0.03%
Net charge-offs to average LHI for last twelve months(1)	0.37%	0.22%	0.28%	0.15%	0.16%
Net charge-offs to average LHI, excluding mortgage finance loans, for last twelve months(1)(2)	0.48%	0.29%	0.36%	0.20%	0.21%
Total provision for credit losses to average LHI(1)	0.64%	0.24%	0.52%	0.25%	0.04%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.83%	0.32%	0.68%	0.32%	0.05%
Total allowance for credit losses to LHI	0.90%	0.91%	0.84%	0.98%	0.94%
Total allowance for credit losses to LHI, excluding mortgage finance loans(2)	1.22%	1.21%	1.15%	1.27%	1.26%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(Dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2018	2018	2018	2018	2017

Non-performing assets (NPAs):
Non-accrual loans	$80,375	$107,532	$83,295	$123,542	$101,444
Other real estate owned (OREO)	79	79	9,526	9,558	11,742
Total LHI NPAs	$80,454	$107,611	$92,821	$133,100	$113,186

Non-accrual loans to LHI	0.36%	0.49%	0.37%	0.60%	0.49%
Non-accrual loans to LHI excluding mortgage finance loans(1)	0.48%	0.65%	0.50%	0.78%	0.66%
Total LHI NPAs to LHI plus OREO	0.36%	0.49%	0.41%	0.65%	0.55%
Total LHI NPAs to LHI excluding mortgage finance loans plus OREO(1)	0.48%	0.65%	0.56%	0.85%	0.74%
Total LHI NPAs to earning assets	0.29%	0.41%	0.35%	0.56%	0.47%
Allowance for loan losses to non-accrual loans	2.4x	1.8x	2.2x	1.5x	1.8x

Loans past due 90 days and still accruing(2)	$9,353	$11,295	$7,357	$13,563	$8,429

Loans past due 90 days to LHI	0.04%	0.05%	0.03%	0.07%	0.04%
Loans past due 90 days to LHI excluding mortgage finance loans(1)	0.06%	0.07%	0.04%	0.09%	0.05%

LHS past due 90 days and still accruing(3)	$16,829	$25,238	$27,858	$35,226	$19,737

(1)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(2)
At December 31, 2018, loans past due 90 days and still accruing includes premium finance loans of $9.2 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(3)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2018	2018	2018	2018	2017
Interest income
Interest and fees on loans	$310,470	$291,189	$279,447	$243,864	$238,906
Investment securities	1,274	1,161	193	206	213
Federal funds sold and securities purchased under resale agreements	984	1,018	745	1,045	936
Interest-bearing deposits in other banks	8,990	8,386	6,467	8,754	9,464
Total interest income	321,718	301,754	286,852	253,869	249,519
Interest expense
Deposits	61,773	52,034	39,607	31,702	27,625
Federal funds purchased	2,097	1,800	1,665	969	723
Other borrowings	11,726	10,317	8,484	5,680	5,380
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	1,258	1,237	1,193	1,027	951
Total interest expense	81,045	69,579	55,140	43,569	38,870
Net interest income	240,673	232,175	231,712	210,300	210,649
Provision for credit losses	35,000	13,000	27,000	12,000	2,000
Net interest income after provision for credit losses	205,673	219,175	204,712	198,300	208,649
Non-interest income
Service charges on deposit accounts	3,168	3,477	3,005	3,137	3,109
Wealth management and trust fee income	2,152	2,065	2,007	1,924	1,767
Brokered loan fees	5,408	6,141	5,815	5,168	5,692
Servicing income	2,861	4,987	4,967	5,492	5,270
Swap fees	1,356	1,355	1,352	1,562	586
Gain/(Loss) on sale of LHS	(8,087)	(444)	(5,230)	(2,173)	(1,055)
Other	8,422	7,937	5,363	4,837	4,005
Total non-interest income	15,280	25,518	17,279	19,947	19,374
Non-interest expense
Salaries and employee benefits	69,500	77,327	72,404	72,537	70,192
Net occupancy expense	7,390	8,362	7,356	7,234	6,749
Marketing	10,208	10,214	10,236	8,677	8,438
Legal and professional	13,042	10,764	11,654	7,530	8,756
Communications and technology	8,845	7,435	7,143	6,633	6,590
FDIC insurance assessment	5,423	6,524	6,257	6,103	6,710
Servicing related expenses	2,555	4,207	4,367	3,805	7,177
Allowance and other carrying costs for OREO	7	(1,864)	176	2,155	6,122
Other	12,892	13,174	12,538	12,286	12,404
Total non-interest expense	129,862	136,143	132,131	126,960	133,138
Income before income taxes	91,091	108,550	89,860	91,287	94,885
Income tax expense	19,200	22,998	18,424	19,342	50,143
Net income	71,891	85,552	71,436	71,945	44,742
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common shareholders	$69,454	$83,114	$68,999	$69,507	$42,305

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	4th Quarter 2018			3rd Quarter 2018			2nd Quarter 2018			1st Quarter 2018			4th Quarter 2017
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$23,977	$259	4.29%	$24,221	$191	3.14%	$24,514	$193	3.15%	$23,854	$206	3.50%	$23,678	$213	3.57%
Investment securities - Non-taxable(2)	93,394	1,285	5.46%	91,298	1,228	5.33%	—	—	—%	—	—	—%	—	—	—%
Federal funds sold and securities purchased under resale agreements	173,654	984	2.25%	203,972	1,018	1.98%	166,613	745	1.79%	261,641	1,045	1.62%	292,544	936	1.27%
Interest-bearing deposits in other banks	1,585,763	8,990	2.25%	1,697,787	8,386	1.96%	1,498,474	6,467	1.73%	2,302,938	8,754	1.54%	2,924,942	9,464	1.28%
LHS, at fair value	2,049,395	24,407	4.72%	1,484,459	17,272	4.62%	1,516,047	17,026	4.50%	1,187,594	12,535	4.28%	1,144,124	11,507	3.99%
LHI, mortgage finance loans	5,046,540	47,305	3.72%	5,443,829	49,715	3.62%	4,898,411	47,056	3.85%	4,097,995	37,362	3.70%	5,102,107	44,477	3.46%
LHI(1)(2)	16,643,559	239,995	5.72%	16,331,622	225,604	5.48%	15,883,317	216,755	5.47%	15,425,323	195,333	5.14%	15,010,041	185,039	4.89%
Less allowance for loan losses	182,814	—	—	179,227	—	—	189,238	—	—	184,238	—	—	183,233	—	—
LHI, net of allowance	21,507,285	287,300	5.30%	21,596,224	275,319	5.06%	20,592,490	263,811	5.14%	19,339,080	232,695	4.88%	19,928,915	229,516	4.57%
Total earning assets	25,433,468	323,225	5.04%	25,097,961	303,414	4.80%	23,798,138	288,242	4.86%	23,115,107	255,235	4.48%	24,314,203	251,636	4.11%
Cash and other assets	828,156			877,954			808,099			797,506			766,622
Total assets	$26,261,624			$25,975,915			$24,606,237			$23,912,613			$25,080,825
Liabilities and Stockholders’ Equity
Transaction deposits	$3,233,960	$15,150	1.86%	$3,253,310	$13,642	1.66%	$2,889,834	$10,295	1.43%	$2,792,954	$8,651	1.26%	$2,469,984	$5,845	0.94%
Savings deposits	8,354,332	36,913	1.75%	7,820,742	29,930	1.52%	7,784,937	25,454	1.31%	7,982,256	21,958	1.12%	8,403,473	20,655	0.98%
Time deposits	1,886,016	9,710	2.04%	1,778,831	8,462	1.89%	979,735	3,858	1.58%	506,375	1,093	0.88%	533,312	1,125	0.84%
Total interest bearing deposits	13,474,308	61,773	1.82%	12,852,883	52,034	1.61%	11,654,506	39,607	1.36%	11,281,585	31,702	1.14%	11,406,769	27,625	0.96%
Other borrowings	2,290,520	13,823	2.39%	2,275,640	12,117	2.11%	2,113,391	10,149	1.93%	1,721,914	6,649	1.57%	1,852,750	6,103	1.31%
Subordinated notes	281,708	4,191	5.90%	281,619	4,191	5.90%	281,527	4,191	5.97%	281,437	4,191	6.04%	281,348	4,191	5.91%
Trust preferred subordinated debentures	113,406	1,258	4.40%	113,406	1,237	4.33%	113,406	1,193	4.22%	113,406	1,027	3.67%	113,406	951	3.33%
Total interest bearing liabilities	16,159,942	81,045	1.99%	15,523,548	69,579	1.78%	14,162,830	55,140	1.56%	13,398,342	43,569	1.32%	13,654,273	38,870	1.13%
Demand deposits	7,462,392			7,940,503			8,017,578			8,147,721			9,085,819
Other liabilities	157,278			116,302			100,074			110,698			138,050
Stockholders’ equity	2,482,012			2,395,562			2,325,755			2,255,852			2,202,683
Total liabilities and stockholders’ equity	$26,261,624			$25,975,915			$24,606,237			$23,912,613			$25,080,825
Net interest income(2)		$242,180			$233,835			$233,102			$211,666			$212,766
Net interest margin			3.78%			3.70%			3.93%			3.71%			3.47%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.